Exhibit 10.12

Final Version

INSIGHT HEALTH SERVICES HOLDINGS CORP.
2008 DIRECTOR STOCK OPTION PLAN

I.              PURPOSE AND DEFINITIONS

A.            PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of Shares by Directors of the Company, and to provide additional incentive for such persons to promote the success of the Company.

B.            DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

1.             Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

2.             Board means the Board of Directors of the Company.

3.             Change in Control means the occurrence of one of the following events:

(i)            if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)          the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)          the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, whether by sale, lease, exchange or otherwise.

4.             Code means the Internal Revenue Code of 1986, as amended.

5.             Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected or as otherwise set forth herein.  Initially, the Compensation Committee of the Board will administer the Plan, except as otherwise specially set forth herein.  If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act.  If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act.  Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is desirable in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

6.             Common Stock means the common stock of the Company.

7.             Company means InSight Health Services Holdings Corp., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

8.             Director means a member of the Board.

9.             Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

10.           Eligible Director means a member of the Board designated by the Board as being eligible to be granted Options under the Plan.

11.           Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

12.           Incentive Option means an Option which, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

13.           Nonstatutory Option means an Option which, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

14.           Option means a right or option granted under the Plan.

15.           Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

16.           Participant means an Eligible Director to whom one or more Nonstatutory Options are granted under the Plan.

17.           Plan means this Stock Option Plan, as amended from time to time.

18.           Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan.

II.            SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Options may be granted from time to time shall be One Hundred Ninety-Two Thousand and ninety-six (192,096) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof)  Notwithstanding the foregoing, the aggregate number of Shares issuable upon exercise of all outstanding Options shall not exceed a number of Shares which is equal to thirty percent (30%) of the then outstanding shares of the Company, as calculated in accordance with and if required to otherwise comply with the conditions and exclusions of California Corporate Securities Rule 260.140.45, unless a percentage higher than thirty percent (30%) is approved by at least two-thirds (2/3) of the outstanding Shares entitled to vote.

Shares subject to Options that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant (whether for the purpose of repricing such Options or otherwise), settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Options are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), shall immediately become available for Options hereunder.  In addition, if the exercise price of any Option is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Options.

III.           ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan.  The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee.  A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan, other than such discretion that applies to all holders of Options equally.  The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.  Any member of the Committee may resign upon notice to the Board.  If permitted by applicable law, and in accordance with any such law, the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

(a)           interpret the provisions of the Plan or of any Option or Option Agreement and, except as otherwise set forth herein, to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)           determine which Directors shall be designated as Eligible Directors and which of the Eligible Directors shall be granted Options;

(c)           determine the number of Shares for which an Option or Options shall be granted;

(d)           provide for the acceleration of the right to exercise an Option (or portion thereof); and

(e)           specify the terms and conditions upon which Options may be granted.

All determinations of the Committee shall be made by a majority of its members.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.           ELIGIBILITY FOR PARTICIPATION

The Committee may, at any time and from time to time, grant one or more Options to one or more Eligible Directors and may designate the number of Shares to be subject to each Option so granted.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then serving as a Director, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option.

V.            TERMS AND CONDITIONS OF OPTIONS

Each Option shall be a Nonstatutory Option and shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted.  Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant.  Each such Option Agreement shall be subject to at least the following terms and conditions:

A.            OPTION PRICE

The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee.  The Option price per share shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option.

B.            NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.            TERM OF OPTION

Each Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided.

D.            DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals.  Unless the Committee otherwise provides in writing, the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence.

E.             METHOD OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I.  It shall be paid in such form as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

F.             TERMINATION OF SERVICE

1.             A Participant who ceases to be a Director for any reason other than death, Disability, or removal for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine), after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such end of service shall at any time thereafter be or become exercisable.

2.             A Participant who ceases to be a Director as a result of removal for cause shall, immediately upon such removal, cease to have any right to exercise any Option, whether or not then vested or unvested.  For purposes of this Plan, cause shall be defined to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for removal.  The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.             Except as the Committee may otherwise expressly provide or determine, a Participant who is absent from service on the Board because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph B(7) of Article I hereof), or who is on leave of absence for any purpose permitted by the Board, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her relationship with the Company.

4.             Paragraph F(1) shall control and fix the rights of a Participant who ceases to be a Director for any reason other than death, Disability, or removal for cause, and who subsequently becomes Disabled or dies.  Nothing in Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of service or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be a Director or, in the event of death, within twelve (12) months after the date of death of such Participant.

G.            TOTAL AND PERMANENT DISABILITY

A Participant who ceases to be a Director by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

A Disabled Participant, or his or her estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.            DEATH

In the event that a Participant to whom an Option has been granted ceases to be a Director by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be a Director.

I.              EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company.  Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by Paragraph M of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased.  Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option.  On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares.  In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of

Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

J.             RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K.            ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act and by Section 260.140.41(d) of Title 10 of the California Code of Regulations, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative.  Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L.            OTHER PROVISIONS

The Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

M.           PURCHASE FOR INVESTMENT

Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.  In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and/or affirmations, if any, as the Committee may require.  In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VI.           ADJUSTMENTS UPON CHANGES IN CAPITALIZATION;
SALE OF COMPANY

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividend payable in capital stock, or the like, the Board or a committee it may designate shall make adjustments to such Options (including, by way of example and not by way of limitation, the grant of substitute options under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding options under the Plan or under the plan of such successor corporation.

Notwithstanding anything herein to the contrary, in the event of (i) the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, or (ii) a sale of all or substantially all of the Company’s assets or Shares, and if a Participant shall not have exercised such Option, the Board or a committee it may designate may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Board or any such committee, at the close of business on the date of such event, multiplied by the number of Shares subject to the Option so canceled.

VII.         DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the consummation of a dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options that have not otherwise been exercised that have been granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII.            TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the stockholders.  The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination.  Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan’s termination may be exercised until the date set forth in the Option Agreement, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.           AMENDMENT OF THE PLAN

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.

X.            INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties.  To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XI.           MITIGATION OF EXCISE TAX

Unless otherwise provided for in the Option Agreement or in any other agreement between the Company and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment” (as defined in Section 280G of the

Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code.  The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company.  The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XII.              SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) Section 402 of the Sarbanes-Oxley Act.  In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3) so as to foster the intent of this Plan.  Notwithstanding anything herein to the contrary, with respect to Participants who are Directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIII.            WITHHOLDING

Except as otherwise provided by the Committee,

(a)           the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

(b)           in the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction.  All elections shall be made in writing and signed by the Participant.

XIV.            EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XV.              INFORMATION

The Company shall provide to each Participant, during the period for which such Participant has one or more Options outstanding, copies of financial statements at least annually, if necessary to comply with California Corporate Securities Rule 260.140.46.

XVI.            FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XVII.    GOVERNING LAW

This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Adopted this 14th day of April, 2008.